UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY COMPANIES

           COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
           -------------------------------------------------
                (In Millions of Dollars, Except Ratios)
                              (Unaudited)

                                                          Three Months
                                                         Ended March 31,
                                                         ---------------
                                                       1998           1997
                                                       ----           ----
  Earnings:
    Income from continuing operations. . . . . . . .   $(32)          $170

    Undistributed equity earnings. . . . . . . . . .    (10)            (8)
                                                       ----           ----
    Total. . . . . . . . . . . . . . . . . . . . . .    (42)           162
                                                       ----           ----
  Income Taxes . . . . . . . . . . . . . . . . . . .    (31)            98
                                                       ----           ----
  Fixed Charges:

    Interest expense including amortization
         of debt discount. . . . . . . . . . . . . .    135            122
    Portion of rentals representing an interest
         factor. . . . . . . . . . . . . . . . . . .     43             47
                                                       ----           ----
         Total . . . . . . . . . . . . . . . . . . .    178            169
                                                       ----           ----

  Earnings available for fixed charges . . . . . . .    105            429
                                                       ====           ====

  Fixed Charges -- as above. . . . . . . . . . . . .   $178           $169

  Interest capitalized . . . . . . . . . . . . . . .      -              -
                                                       ----           ----

         Total fixed charges . . . . . . . . . . . .   $178           $169
                                                       ====           ====


  Ratio of earnings to fixed charges (Note 4). . . .     .6            2.5
                                                       ====           ====